EXHIBIT 4.2

RECEIVABLES PURCHASE AGREEMENT


among


ILLINOIS CENTRAL RAILROAD COMPANY,
as Seller and Servicer,



GOLDEN GATE FUNDING CORPORATION,
as Issuer


and


BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION,
as Administrator




Dated as of March 29, 1994

RECEIVABLES PURCHASE AGREEMENT


      This RECEIVABLES PURCHASE AGREEMENT (this
"Agreement") is entered into as
of March 29, 1994 among ILLINOIS CENTRAL RAILROAD
COMPANY, a Delaware corporation, as seller (the "Seller") and servicer (the "Servicer"), GOLDEN GATE FUNDING CORPORATION, a
Delaware corporation (the "Issuer"), and BANK OF
AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as administrator (the
"Administrator").

      PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement.
References in the Exhibits to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

      The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Issuer desires to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments which are made by the Issuer and additional incremental payments made to the Seller.

      In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

      SECTION 1.1.      Purchase Facility.  (a)
  On the terms and conditions hereinafter set forth, the Issuer shall purchase and make reinvestments of undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time during the period from the date hereof to the Facility Termination
Date. Under no circumstances shall the Issuer make any such purchase or reinvestment if after giving effect to such purchase or reinvestment the aggregate outstanding Capital of the Purchased
Interest would exceed the Purchase Limit.

      (b)   The Seller may, upon at least five
Business Days' notice to the Administrator, terminate the purchase facility provided in this
Section 1.1 in whole or, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least
$1,000,000 or an integral multiple thereof.

      SECTION 1.2.      Making Purchases.  (a)
  Each purchase (not including reinvestments) of undivided ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice delivered to the Administrator in accordance with Section 5.2
(which notice must be received by the Administrator prior to 9:00 a.m. San Francisco time) (i) four
Business Days prior to the requested purchase date, in the case of a purchase to be funded at the Alternate Rate and based on the Eurodollar Rate,
(ii) two Business Days prior to the requested purchase date, in the case of a purchase to be funded at the Alternate Rate and based on the Base Rate and (iii) two Business Days prior to the requested purchase date, in the case of a purchase to be funded at the CP Rate, which notice shall specify (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $5,000,000, being the "Capital" relating to the undivided ownership interest then being purchased),
(B) the date of such purchase (which shall be a Business Day) and (C) the desired funding basis for such purchase (which shall be either the Alternate
Rate or the CP Rate) and the duration of the initial Fixed Period(s) for such purchase. If such terms relate to the CP Rate, the Administrator shall promptly thereafter notify the Seller whether such terms are acceptable to the Issuer. If the Administrator notifies the Seller that such terms relating to the CP Rate are unacceptable to the Issuer, then the notice provided by the Seller pursuant to the first sentence of this clause (a) shall be deemed not to have been given.

      (b)   On the date of each purchase (not
including reinvestments) of undivided ownership interests with regard to the Purchased Interest hereunder, the Issuer shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller in same day funds, at Continental Bank N.A., account #7418736,
ABA #071000039, an amount equal to the Capital relating to the undivided ownership interest then being purchased.

      (c)   Effective on the date of each purchase
pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Issuer an undivided percentage ownership interest in (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) Collections with respect to, and other proceeds of, such Pool
Receivables and Related Security.

      (d)   To secure all of the Seller's
obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Issuer a security interest in all of the Seller's right, title and interest (including without limitation any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Pool
Receivables, (B) all Related Security with respect to each such Pool Receivable, (C) all Collections with respect to each such Receivable, (D) the Lock-Box Accounts and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing such Lock-Box
Accounts and amounts on deposit therein, and (E) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The
Issuer shall have, with respect to the property described in this Section 1.2(d), and in addition to all the other rights and remedies available to the Issuer, all the rights and remedies of a secured party under any applicable UCC.

      SECTION 1.3.      Purchased Interest
Computation.  The Purchased Interest
shall be initially computed on the date of the initial purchase hereunder. Thereafter until the Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. The Purchased Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date, shall thereafter remain constant. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder to the Issuer or the Administrator, or any other
Indemnified Party or Affected Person, are paid in full and the Servicer shall have received the accrued Servicing Fee thereon.

      SECTION 1.4.      Settlement Procedures.  (a)
       Collection of the Pool Receivables shall be administered by the Servicer in accordance with the terms of this Agreement. The Seller shall provide to the Servicer (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

      (b)   The Servicer shall, on each day on
which Collections or Pool Receivables are received by the Seller or the Servicer or deemed to be received by the Seller pursuant to the terms of this Agreement:

            (i)  set aside and hold in trust (and,
at the request of the Administrator, segregate) for the Issuer, out of the percentage of such Collections represented by the Purchased Interest, an amount equal to the Discount and Servicing Fee accrued through such day for the Purchased Interest and not previously set aside;

            (ii)  subject to Section 1.4(f), if
such day is not a Termination Day, remit to the
Seller, on behalf of the Issuer, the remainder of
the percentage of such Collections, represented by
the Purchased Interest, to the extent representing
a return of Capital; such Collections shall be
automatically reinvested in Pool Receivables, and
in the Related Security and Collections with
respect thereto, and the Purchased Interest shall
be automatically recomputed pursuant to Section
1.3;
            (iii)  if such day is a Termination
Day, set aside, segregate and hold in trust for the
Issuer the entire remainder of the percentage of
the Collections represented by the Purchased
Interest; provided that if amounts are set aside
and held in trust on any Termination Day and
thereafter the conditions set forth in Section 2 of
Exhibit II are satisfied or are waived by the
Administrator, such previously set aside amounts
shall, to the extent representing a return of
Capital, be reinvested in accordance with the
preceding paragraph (ii) on the day of such
subsequent satisfaction or waiver of conditions;
and       (iv)  during such times as amounts are
required to be reinvested in accordance with the foregoing paragraph (ii) or the proviso to paragraph (iii), release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of (x) such amounts, (y) the amounts that are required to be set aside pursuant to paragraph
(i) above and (z) in the event the Seller is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering the Pool
Receivables.

      (c)   The Servicer shall deposit into the
Administration Account (except for amounts in respect of Discount and Capital, which shall be deposited into the Commercial Paper Account), on the last day of each Settlement Period relating to a Portion of Capital, Collections held for the Issuer pursuant to Section 1.4(b) or Section 1.4(f) with respect to such Portion of Capital.

      (d)   Upon receipt of funds deposited into
the Administration Account and Commercial Paper
Account pursuant to Section 1.4(c), the
Administrator shall cause such funds to be distributed as follows:

            (i)  if such distribution occurs on a
day that is not a Termination Day, first to the Issuer in payment in full of all accrued Discount and then to the Servicer (payable in arrears on the last day of each calendar month) in payment in full of all accrued Servicing Fees; and

            (ii)  if such distribution occurs on a
Termination Day, first to the Issuer in payment in full of all accrued Discount, second to the Issuer in payment in full of all Capital, third to the Issuer, Administrator and any other Indemnified
Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder, and fourth to the Servicer in payment in full of all accrued Servicing Fees; provided, that if the Servicer is a Person other than the Seller the Administrator shall cause such funds to be distributed to the Servicer in payment in full of all accrued Servicing Fees prior to distributing funds to the Issuer, Administrator and any other
Indemnified Party or Affected Person as set forth in clause "third" above.

After the Capital and Discount and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller to the Issuer, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

      (e)  For the purposes of this Section 1.4:

            (i)  if on any day the Outstanding
Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any correction or adjustment made with respect to the estimated amount of any Car Hire
Receivable, Freight Receivable or Switching
Receivable, or any discount or other adjustment made by the Seller, or any setoff (except to the extent Interline Payables exist with respect to Receivables) or dispute between the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool
Receivable in the amount of such reduction or adjustment;

            (ii)  if on any day any of the
representations or warranties in paragraphs (h) or
(o) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool
Receivable in full;

            (iii)  except as provided in paragraph
(i) or (ii) of this Section 1.4(e), or as otherwise required by applicable law or the relevant
Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific
Receivables; and

            (iv)  if and to the extent the
Administrator or the Issuer shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Administrator or the Issuer, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

      (f) If at any time Seller shall wish to cause the reduction of a Portion of Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

            (i)  the Seller shall give the
Administrator at least five Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

            (ii)  on the proposed date of
commencement of such reduction and on each day thereafter, the Servicer shall cause Collections with respect to such Portion of Capital not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction, and

            (iii)  the Servicer shall hold such
Collections in trust for the Issuer, for payment to the Administrator on the last day of the current
Settlement Period relating to such Portion of Capital, and the applicable Portion of Capital shall be deemed reduced in the amount to be paid to the Administrator only when in fact finally so paid;
provided that,

            (A)   the amount of any such reduction
shall be not less than $5,000,000 and shall be an integral multiple of $1,000,000, and the entire
Capital of the Purchased Interest after giving effect to such reduction shall be not less than $5,000,000 and shall be in an integral multiple of $1,000,000,

            (B)  the Seller shall choose a
reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same
Fixed Period, and

            (C)  if two or more Portions of Capital
shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to Section 1.4(f)(i), to the Portion of Capital with the shortest remaining Fixed Period.

      SECTION 1.5.      Fees.  The Seller shall pay
to the Administrator certain fees in the amounts and on the dates set forth in a letter agreement between the Seller and the Administrator delivered pursuant to Section 1 of Exhibit II, as such letter agreement may be amended, supplemented or otherwise modified from time to time.

      SECTION 1.6.      Payments and Computations,
Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 12:00 noon (New York
City time) on the day when due in same day funds
(x) in the case of amounts in respect of Discount and Capital, to the Commercial Paper Account, and
(y) in the case of all other amounts, to the Administration Account. All amounts received after 12:00 noon (New York City time) will be deemed to have been received on the immediately succeeding
Business Day.

      (b)   The Seller shall, to the extent
permitted by law, pay interest on any amount not paid or deposited by the Seller (whether as Servicer or otherwise) when due hereunder, at an interest rate per annum equal to 2.0% per annum above the Base Rate, payable on demand.

      (c)   All computations of interest under
subsection (b) above and all computations of Discount, fees, and other amounts hereunder shall be computed on the following basis: (i) when such computation is based on the Base Rate, and the Base
Rate is determined by BofA's "reference rate", such computations shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, and (ii) all other such computations shall be made on the basis of a 360-day year and actual days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

      SECTION 1.7.      Dividing or Combining
Portions of the Capital of the Purchased Interest.
The Seller may, on the last day of any Fixed
Period, either (i) divide the Capital of the Purchased Interest into two or more portions (each, a "Portion of Capital") equal, in aggregate, to the Capital of the Purchased Interest, provided that after giving effect to such division the amount of each such Portion of Capital shall not be less than $1,000,000, or (ii) combine any two or more
Portions of Capital outstanding on such last day and having Fixed Periods ending on such last day into a single Portion of Capital equal to the aggregate of such Portions.

      SECTION 1.8.      Increased Costs.  If the
Administrator, the Issuer, the Credit Bank, any
Purchaser or any of their respective Affiliates
(each an "Affected Person") determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority
(whether or not having the force of law) issued or occurring after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool
Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type related to this Agreement, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall within 15 days pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person setting forth in reasonable detail the calculation of such amounts shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate. If any demand is made by an Affected Person pursuant to this
Section 1.8 later than 90 days after the date on which such Affected Person became aware of an increase in cost giving rise to such demand, then such Affected Person shall be entitled to compensation for such increased costs only from the date which is 90 days prior to the date on which such demand is made; provided that the limit on compensation set forth in this sentence shall not apply to the extent that the applicable law, regulation, guideline or request (as so introduced, changed, interpreted, or issued) has a retroactive effect so long as such demand is made within 90 days after the date on which such Affected Party became aware of such increase in costs.

      SECTION 1.9.      Requirements of Law.  In
the event that any Affected Person determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority
(whether or not having the force of law) issued or occurring after the date of this Agreement:

            (i)  does or shall subject such
Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof);

            (ii)  does or shall impose, modify or
hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate hereunder;
or

            (iii)  does or shall impose on such
Affected Person any other condition;
and the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital in respect of which Discount is computed by reference to the Eurodollar Rate or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate, then, in any such case, upon demand by such Affected Person the Seller shall within 15 days pay such Affected
Person any additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive in the absence of manifest error;
provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate. If any demand is made by an Affected Person pursuant to this Section 1.9 later than 90 days after the date on which such Affected Person became aware of such additional cost or reduced amount receivable giving rise to such demand, then such Affected
Person shall be entitled to compensation for such additional cost or reduced amount receivable only from the date which is 90 days prior to the date on which such demand is made; provided that the limit on compensation set forth in this sentence shall not apply to the extent that the applicable law (as so changed, interpreted, applied, or issued) has a retroactive effect so long as such demand is made within 90 days after the date on which such Affected Party became aware of such additional cost or reduced amount receivable.

      SECTION 1.10.     Inability to Determine
Eurodollar Rate.  In the event that the
Administrator shall have determined prior to the first day of any Fixed Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Fixed Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Fixed
Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Issuer (as conclusively determined by the Administrator) of maintaining any Portion of Capital of the Purchased Interest during such Fixed
Period, the Administrator shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Fixed Period. Upon delivery of such notice
(a) no Portion of Capital shall be funded thereafter at the Alternate Rate determined by reference to the Eurodollar Rate, unless and until the Administrator shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall automatically be converted to the Alternate Rate determined by reference to the Base Rate at the respective last days of the then current Fixed
Periods relating to such Portions of Capital.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS

      SECTION 2.1.      Representations and
Warranties; Covenants. The Seller hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively hereto.

      SECTION 2.2.      Termination Events.  If any
of the Termination Events set forth in Exhibit V hereto shall occur, the Administrator may, by notice to the Seller, declare the Facility
Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsections (g) or (k) of
Exhibit V or subsection (i) (after expiration of the grace period contained in such subsection (i)) of Exhibit V, the Facility Termination Date shall occur; provided, further, that, in the case of a Termination Event described in subsection (j) of Exhibit V, the Facility Termination Date shall be deemed to have occurred on the sixth Business
Day following the date of such notice unless such Termination Event is cured during the intervening period. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Issuer and the Administrator shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative. Notwithstanding anything to the contrary in this Agreement
(including without limitation any Exhibit hereto), this Section 2.2 shall not be limited or otherwise affected by satisfaction of the conditions to reinvestments or purchases set forth in Section 2 of Exhibit II.


ARTICLE III

INDEMNIFICATION

      SECTION 3.1.      Indemnities by the Seller.
Without limiting any other rights that the Administrator or the Issuer or any of their respective Affiliates, employees or agents (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of the Purchased
Interest, or any interest therein, or in respect of any Receivable or any Contract, excluding, however,
(a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse
(except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

           (i)   the failure of any Receivable
included in the calculation of the Net Receivables
Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Seller Report to be true and correct, or the failure of any other information provided to the Issuer or the Administrator with respect to Receivables or this Agreement to be true and correct;

          (ii)   reliance on any representation or
warranty or statement made or deemed made by the Seller (or any of its officers), as Servicer or otherwise, under or in connection with this Agreement which shall have been incorrect in any material respect when made;

         (iii)   the failure by the Seller, as
Servicer or otherwise, to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related
Contract to conform to any such applicable law, rule or regulation;

          (iv)   the failure to vest in the Issuer
a valid and enforceable (A) undivided percentage ownership interest, to the extent of the Purchased
Interest, in each Pool Receivable at any time existing and the Related Security and Collections with respect thereto and (B) a first priority perfected security interest in the items described in Section 1.2(d), in each case free and clear of any Adverse Claim;

           (v)   the failure to have filed, or any
delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

          (vi)   any dispute, claim, offset or
defense (other than (A) discharge in bankruptcy of the Obligor and (B) to the extent Interline
Payables exist with respect to Receivables) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool
(including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller, or any of its Affiliates, acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

         (vii)   any failure of the Seller, as
Servicer or otherwise, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

        (viii)   any products liability or other
claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

          (ix)   the commingling of Collections of
Pool Receivables at any time with other funds
(including funds representing Interline Payables);
           (x)   any investigation, litigation or
proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interest or in respect of any Receivable, Related Security or Contract;

          (xi)   any reductions in the amount of a
Pool Receivable the Obligor of which is a Government Obligor, and the Related Security and
Collections with respect thereto, as the result of an appropriation (or failure to make an appropriation) by such Obligor or the inability to collect any amount from such Obligor;

         (xii)   any inability to enforce in Canada
any judgment rendered in the United States against a Canadian Obligor in respect of any Pool
Receivable without reexamination or relitigation of the matters adjudicated upon, or any inability to obtain any judgment in or utilize the court or other adjudication system of Canada;

        (xiii)   the handling by the Indemnified
Party of any Interline Payables, or the application and delivery thereof in the manner contemplated in this Agreement, including, without limitation, any assertion by any Person that the Indemnified Party should have delivered Interline Payables or should have caused Interline Payables to be delivered directly to a Person other than the Seller, or, if the Indemnified Party shall in fact have delivered such Interline Payables or caused Interline
Payables to be delivered to such other Person
(although not required by this Agreement), that the Person to whom such delivery shall have been made was not authorized to receive such remittance, or any assertion by any Person that the Indemnified
Party owed any duty to such Person to monitor or advise such Person as to the financial condition or operations of the Seller at any time; or

         (xiv)   any reduction in Capital as a
result of the distribution of Collections pursuant to Section 1.4(d), in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.


ARTICLE IV

ADMINISTRATION AND COLLECTIONS

      SECTION 4.1.      Appointment of Servicer.
(a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as Servicer in accordance with this Section 4.1. Until the Administrator gives notice to the Seller (in accordance with this Section 4.1) of the designation of a new Servicer, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may designate as Servicer any Person (including itself) to succeed the Seller or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

      (b)   Upon the designation of a successor
Servicer as set forth in subsection 4.1(a) hereof, the Seller agrees that it will terminate its activities as Servicer hereunder in a manner which the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and the Seller shall cooperate with and assist such new Servicer. Such cooperation shall include (without limitation) access to and transfer of records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool
Receivables and the Related Security.

      (c)   The Seller acknowledges that the
Administrator and the Issuer have relied on the Seller's agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, the Seller agrees that it will not voluntarily resign as Servicer.

      (d)   The Servicer may delegate its duties
and obligations hereunder to any subservicer (each, a "Sub-Servicer"); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Issuer for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and the Issuer shall have the right to look solely to the Servicer for performance and
(iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer
(and the Servicer shall provide appropriate notice to such Sub-Servicer).

      SECTION 4.2.       Duties of Servicer.  (a)
The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Without the prior written approval of the Administrator, the Servicer may not extend the maturity of any Pool Receivable or extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable other than to maximize the amount of the Collections therefrom; provided, however, that any such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent
Receivable or a Defaulted Receivable or limit the rights of the Issuer or the Administrator under this Agreement. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (for the benefit of the Issuer and individually) in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is the Seller or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either
(i) a Termination Event has occurred or (ii) the Administrator believes in good faith that failure to commence, settle, or effect such legal action, foreclosure or repossession could adversely affect
Receivables constituting a material portion of the Pool Receivables.

      (b)   The Servicer shall as soon as
practicable following actual receipt of collected funds turn over to the Seller the collections of any indebtedness that is not a Pool Receivable
(which shall include all Interline Payables);
provided, however, if the Seller is not the Servicer, the Servicer shall not be under any obligation to remit any such funds to the Seller unless and until the Servicer has received from the Seller evidence satisfactory to the Administrator and the Servicer that the Seller is entitled to such funds hereunder and under applicable law. The
Servicer, if other than the Seller, shall as soon as practicable upon demand, deliver to the Seller all records in its possession which evidence or relate to any indebtedness that is not a Pool
Receivable, and copies of records in its possession which evidence or relate to any indebtedness that is a Pool Receivable.

      (c)   Notwithstanding anything to the
contrary contained in this Article IV, the Servicer, if not the Seller, shall have no obligation to collect, enforce or take any other action described in this Article IV with respect to any indebtedness that is not a Pool Receivable
(including with respect to Interline Payables) other than to deliver to the Seller the collections and documents with respect to any such indebtedness as described in Section 4.2(b). It is expressly understood and agreed by the parties that such Servicer's duties in respect of any indebtedness that is not a Pool Receivable (including with respect to Interline Payables) are set forth in this Section 4.2 in their entirety. Upon delivery by such Servicer of funds or records relating to any indebtedness that is not a Pool Receivable
(including with respect to Interline Payables) to the Seller, such Servicer shall have discharged in full all of its responsibilities to make any such delivery. Such Servicer shall not have any obligation to deliver any Interline Payables to any Person other than the Seller.

      (d)   The Servicer's obligations hereunder
shall terminate on the later of (i) the Facility
Termination Date and (ii) the date on which all amounts required to be paid to the Issuer, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

      SECTION 4.3.      Lock-Box Arrangements.  The
Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks, and deliver original counterparts thereof to the Administrator, not later than April 29, 1994. Upon the occurrence of a Termination Event, the Administrator may at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (i) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator and to exercise exclusive dominion and control over the funds deposited therein, (ii) to have the proceeds that are sent to the respective Lock-Box Accounts be redirected pursuant to its instructions rather than deposited in the applicable Lock-Box Account, and (iii) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator, at any time, takes any action set forth in the preceding sentence, the Administrator shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller, as Servicer or otherwise, thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Issuer or any other
Person hereunder and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) hereof (including the proviso thereto) and Article I hereof (in each case as if such funds were held by the Servicer thereunder).

      SECTION 4.4.      Enforcement Rights.  (a) At
any time following the designation of a Servicer
(other than the Seller) pursuant to Section 4.1 hereof:

           (i)   the Administrator may direct the
Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Administrator or its designee;

          (ii)   the Administrator may instruct the
Seller to give notice of the Issuer's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee, and upon such instruction from the Administrator the Seller shall give such notice at the expense of the Seller; provided, that if the Seller fails to so notify each Obligor, the Administrator may so notify the Obligors; and

         (iii)   the Administrator may request the
Seller to, and upon such request the Seller shall,
(A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license the use of, to the new Servicer, all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

      (b)   The Seller hereby authorizes the
Administrator, and irrevocably appoints the
Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Security, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool
Receivables, Related Security and the related
Contracts. Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

      SECTION 4.5.      Responsibilities of the
Seller. (a) Anything herein to the contrary notwithstanding, the Seller shall (i) perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder and the exercise by the Administrator or the Issuer of its rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator and the Issuer shall not have any obligation or liability with respect to any Pool Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of the Seller under any of the foregoing.

      (b)   The Seller hereby irrevocably agrees
that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, the Seller shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that the Seller conducted such data-processing functions while it acted as the Servicer.

      SECTION 4.6.      Servicing Fee.  The
Servicer shall be paid a fee, through distributions contemplated by Section 1.4(d), equal to 1% per annum of the outstanding Capital.


ARTICLE V

MISCELLANEOUS

      SECTION 5.1.      Amendments, Etc.  No
amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or Servicer therefrom shall be effective unless in a writing signed by the Administrator, and, in the case of any amendment, by the Seller and the Servicer, and a written statement is obtained from each of the Relevant Rating Agencies that the rating of the Notes will not be downgraded or withdrawn solely as a result of such amendment or waiver and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Issuer or Administrator to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      SECTION 5.2.      Notices, Etc.  All notices
and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

      SECTION 5.3.      Assignability.  (a) This
Agreement and the Issuer's rights and obligations herein (including ownership of the Purchased
Interest) shall be assignable, in whole or in part, by the Issuer and its successors and assigns;
provided, however, that no such assignment shall be made to any Person other than BofA, any Affiliate of BofA (other than a director or officer of BofA) or any Person which is (i) in the business of issuing commercial paper and (ii) associated with or administered by BofA or any Affiliate of BofA.
The Administrator shall notify the Seller and each Relevant Rating Agency of any such assignment.
Each assignor permitted by this Section 5.3 may, in connection with the assignment, disclose to the assignee any information relating to the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Seller, the Issuer or the Administrator.

      (b)   The Issuer may at any time grant to one
or more banks or other institutions (each a "Purchaser"), including the "Purchasers" under the Liquidity Asset Purchase Agreement, participating interests in the Purchased Interest with the prior written consent of the Seller; provided, however, that such consent shall not be unreasonably withheld; and provided, further, however, that no such consent shall be required if the proposed purchaser is BofA or an Affiliate of BofA. In the event of any such grant by the Issuer of a participating interest to a Purchaser, the Issuer shall remain responsible for the performance of its obligations hereunder.

      Subject to the next sentence, any agreement pursuant to which the Issuer may grant such a participating interest shall provide that the Issuer or the Administrator shall retain the sole right and responsibility to enforce the obligations of the Seller hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. Any participation agreement referred to in the preceding sentence may provide that

            (x)  without the consent of all of the
Purchasers, the Issuer or the Administrator shall not agree to any modification, amendment or waiver of this Agreement which would (i) reduce the amount of Capital or Discount that is payable on account of the Purchased Interest or delay any scheduled date for payment thereof, (ii) increase the Purchase Limit, (iii) modify the reserve requirements for uncollectible Receivables,
Discount or the Servicing Fee, or (iv) modify any yield protection or indemnity provision which expressly inures to the benefit of assignees or participants of the Issuer, and (y) subject to restrictions described in clause (x), the Administrator or the Issuer shall, at the request of, and may, with the consent of, Purchasers having interests with respect to the Purchased Interest aggregating more than 50%, exercise any and all rights and remedies available under this Agreement or pursuant to applicable law, and agree to any amendment, modification or waiver of this Agreement or any instrument or document delivered pursuant hereto.

      The Seller agrees that each Purchaser shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections
1.8 and 1.9 with respect to its participating interest not in excess of what would be paid absent such participation unless paid pursuant to the Liquidity Asset Purchase Agreement.

      (c)   This Agreement and the rights and
obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns.

      (d)   Except as provided in Section 4.1(d),
neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

      (e)   Without limiting any other rights that
may be available under applicable law, the rights of the Issuer may be enforced through it or by its agents.

      SECTION 5.4.      Costs, Expenses and Taxes.
(a) In addition to the rights of indemnification granted under Section 3.1 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Pool Receivables; provided that not more than two such audits each calendar year shall be covered by this Section 5.4(a); provided, further, that the foregoing proviso shall not apply after the occurrence of a Termination Event) of this Agreement, the Liquidity Asset Purchase
Agreement and the other Transaction Documents, and any amendment, modification or waiver of any of the foregoing, including, without limitation, Attorney
Costs for the Administrator, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Issuer and their respective
Affiliates and agents as to their rights and remedies under this Agreement and the other documents and agreements referred to above, and all costs and expenses, if any (including Attorney
Costs), of the Administrator, the Issuer and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other documents and agreements referred to above.

      (b)   In addition, the Seller shall pay on
demand (i) any and all commissions of placement agents and commercial paper dealers in respect of commercial paper notes issued by the Issuer to fund the purchase or maintenance of undivided interests in respect of the Purchased Interest (and on or prior to each date on which such commercial paper notes are so issued the Administrator shall use reasonable efforts to notify the Seller as to the amount of such commissions, provided that failure to so notify the Seller shall not limit or otherwise affect the obligations of the Seller or the rights of the Administrator or the Issuer) and
(ii) any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.


      SECTION 5.5.      No Proceedings; Limitation
on Payments.

      (a)   Each of the Seller, the Servicer, the
Administrator, each assignee of the Purchased
Interest or any interest therein and each Person which enters into a commitment to purchase the Purchased Interest or interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note is paid in full.

      (b)   Notwithstanding any provisions
contained in this Agreement to the contrary, the Issuer shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless
(i) the Issuer has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and which funds or excess cash flow are not required to repay the Notes when due and (ii) each "Purchased Interest" owned by the Issuer pursuant to any receivables purchase agreement (including this Agreement) is less than or equal to 100%. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against the Issuer for any such insufficiency unless and until the conditions described in clauses (i) and (ii) of the preceding sentence are satisfied.

      SECTION 5.6.      Confidentiality.  The
Seller, Servicer, Issuer and Administrator each agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of this Agreement and the other
Transaction Documents (and all drafts thereof), and all information identified as "confidential" or "secret" by the Seller and provided to the other parties by the Seller under this Agreement or any other Transaction Document, and no such Person nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other
Transaction Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Person, or (ii) was or becomes available on a non-confidential basis from a source other than such Person, provided that such source is not bound by a confidentiality agreement with respect thereto; provided, however, that any Person may disclose such information (A) at the request or pursuant to any requirement of any Governmental
Authority to which such Person is subject or in connection with an examination of such Person by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which such Person or its Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Transaction Document;
(F) to such Person's independent auditors and other professional advisors; (G) to the Rating Agencies;
(H) to any assignee, Purchaser, or assignee or participant of a Purchaser, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required hereunder; and (I) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Person and any of the other parties hereto is party.

      SECTION 5.7.      GOVERNING LAW AND
JURISDICTION.

      (a)   THIS AGREEMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE
CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE
EXTENT THAT THE PERFECTION (OR THE EFFECT OF
PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF
THE ISSUER IN THE POOL RECEIVABLES AND THE OTHER
ITEMS DESCRIBED IN SECTION 1.2(d) IS GOVERNED BY
THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF
NEW YORK.

      (b)   ANY LEGAL ACTION OR PROCEEDING WITH
RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE
COURTS OF THE STATE OF NEW YORK OR OF THE UNITED
STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND
BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH
OF THE ISSUER, THE SELLER, THE SERVICER AND THE
ADMINISTRATOR CONSENTS, FOR ITSELF AND IN RESPECT
OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION
OF THOSE COURTS.  EACH OF THE ISSUER, THE SELLER,
THE SERVICER AND THE ADMINISTRATOR IRREVOCABLY
WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW,
ANY OBJECTION, INCLUDING ANY OBJECTION TO THE
LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM
NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE
TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH
JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY
DOCUMENT RELATED HERETO.  THE ISSUER, THE SELLER,
THE SERVICER AND THE ADMINISTRATOR EACH WAIVE
PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR
OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS
PERMITTED BY NEW YORK LAW.

      SECTION 5.8.      Execution in Counterparts.
This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      SECTION 5.9.      Survival of Termination.
The provisions of Sections 1.8, 1.9, 3.1, 5.4, 5.5,
5.6, 5.7 and 5.10 shall survive any termination of this Agreement.

      SECTION 5.10.     WAIVER OF JURY TRIAL.  THE
ISSUER, THE SELLER, THE SERVICER AND THE
ADMINISTRATOR EACH WAIVE THEIR RESPECTIVE RIGHTS TO
A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION
BASED UPON OR ARISING OUT OF OR RELATED TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY,
IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF
ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY
OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO
CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE
ISSUER, THE SELLER, THE SERVICER AND THE
ADMINISTRATOR EACH AGREE THAT ANY SUCH CLAIM OR
CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL
WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING,
EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS
RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY
OPERATION OF THIS SECTION AS TO ANY ACTION,
COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN
WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR
ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION
HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT
AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS
TO THIS AGREEMENT.

      SECTION 5.11.     Entire Agreement.  This
Agreement embodies the entire agreement and understanding between the Issuer, the Seller, the Servicer and the Administrator, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Issuer of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Administrator.

      SECTION 5.12.     Headings.  The captions and
headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ILLINOIS CENTRAL RAILROAD COMPANY,
as Seller and as Servicer


By:
Name:
Title:

455 North Cityfront Plaza Drive
Chicago, Illinois 60611-5504
Attention:  Mr. Douglas A. Koman
Tel. No. (312) 755-7935
Facsimile No. (312) 755-7917


GOLDEN GATE FUNDING CORPORATION

By:  Bank of America National Trust and
     Savings Association, as attorney-in-fact


By:
Name:
Title:

c/o Bank of America National Trust and Savings
     Association Structured Finance #5419
    555 California Street
    San Francisco, California 94104
    Attention:  Mr. Omar Bolli
    Tel. No. (415) 622-2482
    Facsimile No. (415) 953-1515


BANK OF AMERICA NATIONAL TRUST AND SAVINGS
 ASSOCIATION, as Administrator


By:
Name:
Title:

Structured Finance #5419
555 California Street
San Francisco, California 94104
Attention:  Mr. Omar Bolli
Tel. No.  (415) 622-2482
Facsimile No.  (415) 953-1515


EXHIBIT I

DEFINITIONS


      As used in the Agreement (including its
Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex and Exhibit references in this Exhibit are to Sections of and Annexes and Exhibits to the Agreement.

      "AAR" means the Association of American
Railroads, or any entity succeeding to any of its principal functions.

       "Abstract" means the ledger maintained by the Seller for recording Car Hire Receivables,
Freight Receivables and Switching Receivables owed by railroad carrier Obligors, which is issued to such Obligors at the end of each calendar month.

       "Administration Account" means the special account (account #1233918372, ABA #121000358) of the Issuer maintained at the office of BofA at San
Francisco, California, or such other account as may be so designated in writing by the Administrator to the Seller and the Servicer.

       "Administrator" has the meaning set forth in the preamble to the Agreement and shall include successors and assigns pursuant to Section 5.3.

       "Adverse Claim" means a lien, security
interest or other charge or encumbrance, or any other type of preferential arrangement, except to the extent Interline Payables exist with respect to Receivables, it being understood that a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, in favor of the Issuer shall not constitute an Adverse
Claim.

       "Affected Person" has the meaning set forth in Section 1.8.

       "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

       "Alternate Rate" for any Fixed Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to (a) 0.50% per annum above the Eurodollar Rate for such Fixed
Period, or (b) the Base Rate for such Fixed Period;
provided, however, that in the case of

           (i)    any Fixed Period existing on or
after the first day on which (x) the Administrator shall have given a notice to the Seller pursuant to

      Section 1.10 (which notice shall not have been revoked by the Administrator) or (y) the Administrator shall have been notified by the Issuer or a Purchaser that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Issuer or such Purchaser to fund any Portion of Capital of the Purchased
Interest at the Alternate Rate set forth above (and the Issuer or such Purchaser shall not have subsequently notified the Administrator that such circumstances no longer exist),

          (ii)   any Fixed Period of one to (and
including) 13 days,

         (iii)   any Fixed Period if the Seller has
failed to notify the Administrator by 12:00 noon
(New York City time) on (x) the second Business Day preceding the first day of such Fixed Period that the Seller desires that related Portion of Capital be funded at the CP Rate or (y) the fourth Business
Day preceding the first day of such Fixed Period that the Seller desires that the related Portion of Capital be funded at the Alternate Rate and based on the Eurodollar Rate, or

          (iv)   any Fixed Period relating to a
Portion of Capital which is less than $1,000,000, the "Alternate Rate" for each such Fixed Period shall be an interest rate per annum equal to the Base Rate in effect on the each day of such Fixed
Period.  The "Alternate Rate" for any Termination
Day shall be an interest rate equal to 2% per annum above the Base Rate in effect on such day.

      "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

      "Average Maturity" means at any time that period of days equal to the average maturity of the Pool Receivables calculated by the Servicer in the then most recent Seller Report; provided that if the Administrator shall disagree with any such calculation, the Administrator may recalculate such Average Maturity, and any such recalculation shall be conclusive and binding for all purposes absent manifest error.

      "Bankruptcy Code" means the United States
Bankruptcy Reform Act of 1978 (11 U.S.C.   101, et
seq.), as amended from time to time.

       "Base Rate" means, for any day, the
fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

            (a)   the rate of interest in effect
for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

            (b)  0.50% per annum above the latest
Federal Funds Rate.

      "BofA" means Bank of America National Trust and Savings Association, a national banking association.

      "Bills for Collection Receivables" means any Pool Receivables other than Car Hire Receivables,
Customer Receivables, Freight Receivables or
Switching Receivables.

      "Business Day" means any day on which (i) banks are not authorized or required to close in New York City or San Francisco and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

      "Canadian Obligor" means an Obligor that is a resident or domiciliary of Canada.

      "Capital" means the amount paid to the Seller in respect of the Purchased Interest by the Issuer pursuant to the Agreement, or such amount divided or combined in accordance with Section 1.7, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to
Section 1.4(d) and increased from time to time by reinvestments pursuant to Section 1.4(b)(ii);
provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

      "Car Hire Receivables" means any Pool
Receivables representing amounts due from railroad carrier Obligors for interline car hire services rendered by the Seller.

      "Collection Delay Factor" means 1.5, or such other factor (not exceeding 2.0) as the Administrator may from time to time select upon three Business Days' notice to the Seller.

      "Collections" means, with respect to any Pool
Receivable, (a) all funds which are received by the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.4(e) and (c) all other proceeds of such Receivable.

      "Commercial Paper Account" means the account
(account #077165100, ABA #026005885) of the Issuer
maintained at the office of BankAmerica National
Trust Company at New York, New York, or such other account as may be designated in a notice by the Administrator to the Seller and Servicer.

      "Contract" means, with respect to any
Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Receivable arises or which evidences such Receivable or under which a Person becomes or is obligated to make payment in respect of such Receivable.

      "Coverage Ratio" means the ratio (expressed as a percentage) computed as of any day by dividing the Net Receivables Pool Balance by the sum of (a) the aggregate outstanding Capital of the Purchased
Interest and (b) accrued and unpaid Discount in respect thereof.

      "CP Rate" for any Fixed Period for any
Portion of Capital of the Purchased Interest means, to the extent the Issuer funds such Portion of Capital for such Fixed Period by issuing commercial paper, the rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of the Issuer having a term equal to such Fixed Period and to be issued to fund such Portion of Capital may be sold by any placement agent or commercial paper dealer selected by the Administrator on behalf of the Issuer, as agreed between each such agent or dealer and the Administrator and notified by the Administrator to the Servicer (and if the Seller is not the Servicer, to the Seller as well); provided that if the rate (or rates) as agreed between any such agent or dealer and the Administrator with regard to any Fixed Period for such Portion of Capital is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

      "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Seller in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

      "Credit Bank" means the Credit Bank under
(and as defined in) the Reimbursement and Credit
Agreement dated as of September 1, 1993 between the Issuer and Bank of America National Trust and
Savings Association, as amended from time to time.

      "Customer Receivables" means any Pool
Receivables representing amounts due from non-railroad carrier Obligors for non-interline freight transportation and related incidental services rendered by the Seller.

      "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations
(contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in clauses (i) through
(iv) above.

      "Default Ratio" means the ratio (expressed as a percentage and rounded upwards to the nearest
1/100 of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate
Outstanding Balance of all Pool Receivables that were Defaulted Receivables on such day or that would have been Defaulted Receivables on such day had they not been written off the books of the Seller during such month by (ii) the aggregate
Outstanding Balance of all Pool Receivables on such day.

      "Defaulted Receivable" means a Receivable:

           (i)   as to which any payment, or part
thereof, for the type of Receivable set forth below, remains unpaid for at least the number of days from the original customer billing date for such payment or, as applicable, from the date the Abstract is sent to the applicable railroad carrier Obligor, set forth below for the type of
Receivable:

                 Type of Receivable Number of Days

                 Bills for Collection        121
                   Receivables
                 Car Hire Receivables         91
                 Customer Receivables         91
                 Freight Receivables          61
                 Switching Receivables        61;

          (ii)   as to which the Obligor thereof or
any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V (as if such paragraph (g) referred to such Obligor or other
Person); or

         (iii)   which, consistent with the Credit
and Collection Policy, would be written off the Seller's books as uncollectible.

      "Default-to-Revenue Amount of Bills for
Collection Receivables" means an amount calculated as of each Month End Date equal to the product of
(a) the highest Three Month Average Default-to-Revenue
Ratio for Bills for Collection Receivables during the twelve month period ending on such Month End Date, provided, however, that the earliest month included in calculations pursuant to this clause (a) shall be December 1993, (b) two and (c) the amount of Bills for Collection Receivables booked by the Seller during the four months ending on such Month End Date.

      "Default-to-Revenue Amount of Car Hire
Receivables" means an amount calculated as of each Month End Date equal to the product of (a) the highest Three Month Average Default-to-Revenue
Ratio for Car Hire Receivables during the twelve month period ending on such Month End Date, provided, however, that the earliest month included in calculations pursuant to this clause (a) shall be December 1993, (b) two and (c) the amount of Car
Hire Receivables booked by the Seller during the three months ending on such Month End Date.

      "Default-to-Revenue Amount of Customer
Receivables" means an amount calculated as of each Month End Date equal to the product of (a) the highest Three Month Average Default-to-Revenue
Ratio for Customer Receivables during the twelve month period ending on such Month End Date, provided, however, that the earliest month included in calculations pursuant to this clause (a) shall be December 1993, (b) two and (c) the amount of Customer Receivables booked by the Seller during the three months ending on such Month End Date.

      "Default-to-Revenue Amount of Freight
Receivables" means an amount calculated as of each Month End Date equal to the product of (a) the highest Three Month Average Default-to-Revenue
Ratio for Freight Receivables during the twelve month period ending on such Month End Date, provided, however, that the earliest month included in calculations pursuant to this clause (a) shall be December 1993, (b) two and (c) the amount of Freight Receivables booked by the Seller during the month ending on such Month End Date.

      "Default-to-Revenue Amount of Switching
Receivables" means an amount calculated as of each Month End Date equal to the product of (a) the highest Three Month Average Default-to-Revenue
Ratio for Switching Receivables during the twelve month period ending on such Month End Date, provided, however, that the earliest month included in calculations pursuant to this clause (a) shall be December 1993, (b) two and (c) the amount of Switching Receivables booked by the Seller during the month ending on such Month End Date.

      "Default-to-Revenue Percentage" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) calculated as of each Month End Date by dividing (a) the sum, as of such Month End Date, of the Default-to-Revenue
Amount of Bills for Collection Receivables, the
Default-to-Revenue Amount of Car Hire Receivables, the Default-to-Revenue Amount of Customer
Receivables, the Default-to-Revenue Amount of
Freight Receivables, and the Default-to-Revenue
Amount of Switching Receivables by (b) the
Outstanding Balance of the Pool Receivables as of such Month End Date.

      "Default-to-Revenue Ratio for Bills for
Collection Receivables" means the ratio (expressed as a percentage and rounded upward to the nearest
1/100th of 1%) computed as of each Month End Date by dividing (i) the sum of (a) the amount of Bills for Collection Receivables which became Defaulted
Receivables during the month ending on such Month
End Date and (b) the amount of Bills for Collection Receivables written off during the month ending on such Month End Date which at the time of writeoff had not yet become Defaulted Receivables by (ii) the amount of Bills for Collection
Receivables booked by the Seller during the month which occurred five months prior to the month ending on such Month End Date.

      "Default-to-Revenue Ratio for Car Hire
Receivables" means the ratio (expressed as a percentage and rounded upward to the nearest
1/100th of 1%) computed as of each Month End Date by dividing (i) the sum of (a) the amount of Car Hire Receivables which became Defaulted
Receivables during the month ending on such Month
End Date and (b) the amount of Car Hire Receivables written off during the month ending on such Month
End Date which at the time of writeoff had not yet become Defaulted Receivables by (ii) the amount of Car Hire Receivables booked by the Seller during the month which occurred four months prior to the month ending on such Month End Date.

      "Default-to-Revenue Ratio for Customer
Receivables" means the ratio (expressed as a percentage and rounded upward to the nearest
1/100th of 1%) computed as of each Month End Date by dividing (i) the sum of (a) the amount of Customer Receivables which became Defaulted
Receivables during the month ending on such Month
End Date and (b) the amount of Customer Receivables written off during the month ending on such Month
End Date which at the time of writeoff had not yet become Defaulted Receivables by (ii) the amount of Customer Receivables booked by the Seller during the month which occurred four months prior to the month ending on such Month End Date.

      "Default-to-Revenue Ratio for Freight
Receivables" means the ratio (expressed as a percentage and rounded upward to the nearest
1/100th of 1%) computed as of each Month End Date by dividing (i) the sum of (a) the amount of Freight Receivables which became Defaulted
Receivables during the month ending on such Month
End Date and (b) the amount of Freight Receivables written off during the month ending on such Month
End Date which at the time of writeoff had not yet become Defaulted Receivables by (ii) the amount of Freight Receivables booked by the Seller during the month which occurred two months prior to the month ending on such Month End Date.

      "Default-to-Revenue Ratio for Switching
Receivables" means the ratio (expressed as a percentage and rounded upward to the nearest
1/100th of 1%) computed as of each Month End Date by dividing (i) the sum of (a) the amount of Switching Receivables which became Defaulted
Receivables during the month ending on such Month
End Date and (b) the amount of Switching
Receivables written off during the month ending on such Month End Date which at the time of writeoff had not yet become Defaulted Receivables by (ii) the amount of Switching Receivables booked by the Seller during the month which occurred two months prior to the month ending on such Month End Date.

      "Delinquency Ratio" means the ratio
(expressed as a percentage and rounded upwards to the nearest 1/100 of l%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool
Receivables that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all Pool Receivables on such day.

      "Delinquent Receivable" means a Receivable which is not a Defaulted Receivable (unless such Receivable is a Freight Receivable or a Switching
Receivable) and:

           (i)   as to which any payment, or part
thereof, for the type of Receivable set forth below, remains unpaid for at least the number of days from the original customer billing date for such payment or, as applicable, from the date the Abstract is sent to the applicable railroad carrier Obligor, set forth below for the type of
Receivable:

    Type of Receivable Number of Days

    Bills for Collection              61

    Receivables
      Car Hire Receivables            61

      Customer Receivables            31

      Freight Receivables             31

      Switching Receivables           31; or

          (ii)   which, consistent with the Credit
and Collection Policy, would be classified as delinquent by the Seller.

      "Designated Obligor" means an Obligor, so designated in writing as such by the Administrator to the Seller, from time to time, it being understood that from time to time the Administrator may revoke its designation of one or more Obligors as Designated Obligors by written notice to the Seller.

      "Discount" means:

            (i)   for the Portion of Capital of the
Purchased Interest for any Fixed Period to the extent the Issuer will be funding such Portion of Capital on the first day of such Fixed Period through the issuance of commercial paper,

                        ED
             CPR x C x     + TF; and
                       360

            (ii) for the Portion of Capital of the
Purchased Interest for any Fixed Period to the extent the Issuer will not be funding such Portion of Capital on the first day of such Fixed Period through the issuance of commercial paper,

                         ED
               AR x C x      + TF
                        DAYS

            where:

     AR   =     the Alternate Rate for the Portion
                of Capital of the Purchased
                Interest for such Fixed Period

      C   =     the Portion of Capital of the
                Purchased Interest during such
                Fixed Period

    CPR   =     the CP Rate for the Portion of
                Capital of the Purchased Interest
                for such Fixed Period

     ED   =     the actual number of days
                during such Fixed Period

     TF   =     the Termination Fee, if any, for
                the Portion of Capital of the
                Purchased Interest for such Fixed
                Period

                DAYS =      365 or 366 (depending
on the number of days in the applicable
year), if the Alternate Rate is based on the Base
Rate and the Base Rate is determined by reference to BofA's "reference rate"; or 360, if the Alternate Rate is based on the Eurodollar Rate or is based on the Base Rate and the Base Rate is determined by reference to the Federal Funds Rate;
provided that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; provided, further, that, without limiting the generality of any provision of the Agreement, the Seller shall not request that a Portion of Capital be funded through the issuance of commercial paper unless it is fully able to comply with its obligations pursuant to Section
5.4(b) in connection therewith; and provided, further, however, that Discount for the Portion of Capital of the Purchased Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

      "Discount Reserve" for the Purchased Interest at any time means the sum of (i) the Termination
Discount at such time for the Purchased Interest, and (ii) the then accrued and unpaid Discount for the Purchased Interest.

      "Domestic Obligor" means an Obligor that is a resident or domiciliary of the United States.

      "Eligible Receivables" means, at any time,
Receivables:

           (i)   the Obligor of which is (a) with
respect to Freight Receivables, a Designated
Obligor, and with respect to any other
Receivables, a Domestic Obligor, Canadian Obligor or Government Obligor (subject in all cases to the concentration percentages for such Obligors set forth herein), (b) not an Affiliate of the Seller, and (c) not subject to any action of the type described in paragraph (g) of Exhibit V;

          (ii)   which are denominated and payable
only in U.S. dollars in the United States;

         (iii)   which have a stated maturity and
which stated maturity is not more than 120 days after the date on which such Receivable was generated;

          (iv)   which arise in the ordinary course
of the Seller's business;

           (v)   which arise under a Contract which
is in full force and effect and which is a legal, valid and binding obligation of the related
Obligor, enforceable against such Obligor in accordance with its terms;

          (vi)   which conform with all applicable
laws, rulings and regulations;

         (vii)   (A)  which are not the subject of
any asserted dispute, offset, hold-back defense, Adverse Claim or other claim or counterclaim
(it being understood that if a dispute, offset, hold-back defense, Adverse Claim or other claim or counterclaim affects less than all of the Outstanding Balance of a Receivable which is in all other respects an Eligible Receivable, then only the affected portion shall not be counted as an Eligible Receivable) except to the extent that Interline Payables exist with respect to Receivables, and (B) which do not arise from the sale of inventory which is subject to any Adverse
Claim;

        (viii)   which comply with the requirements
of the Credit and Collection Policy and the payment and other terms of the Contract related to the Receivable are consistent with customary terms for the Seller's industry and type of Receivables;

          (ix)   which arise from the completion of
the sale and delivery of goods or services performed, and must not represent an invoice in advance of such completion and, if a Car Hire
Receivable, Freight Receivable or Switching
Receivable, the Seller has sent all appropriate documentation to the applicable railroad carrier
Obligor;

           (x)   which are not subject to any
contingent performance requirements of the Seller unless such requirements are guaranteed or insured by third parties acceptable to the Administrator;

          (xi)   which do not require the consent
of the related Obligor to be sold or assigned;

         (xii)   which have not been modified or
restructured since their creation, except as permitted pursuant to Section 4.2 of the Agreement;

        (xiii)   which the Seller has good and
marketable title and which are freely assignable by the Seller;

         (xiv)   for which the Issuer shall have a
valid and enforceable undivided percentage ownership interest, to the extent of the Purchased
Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse
Claim;

          (xv)   which constitute accounts as
defined in the UCC, and which are not evidenced by instruments or chattel paper;

         (xvi)   which are not Defaulted
Receivables and, in the case of Freight Receivables or Switching Receivables, are not Delinquent
Receivables;

        (xvii)   for which the Seller has
established no offset arrangements with the related
Obligor, except to the extent that Interline
Payables exist with respect to Receivables;

       (xviii)   for which the Outstanding Balance
of Defaulted Receivables of the related Obligor do not exceed 50% the Outstanding Balance of all such Obligor's Receivables;

         (xix)   a purchase of which with the
proceeds of the Notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

          (xx)   which is an account receivable
representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment
Company Act of 1940, as amended;

         (xxi)   the Obligor of which has not, as a
result of such Obligor's financial condition or creditworthiness, been required by the Seller at any time during the immediately preceding 12 months to pay for services rendered by the Seller on a cash basis;

        (xxii)   the Obligor of which has not had
Receivables having Outstanding Balances exceeding
50% of the aggregate Outstanding Balance of all Pool Receivables of such Obligor referred to the Seller's collection department, transferred to the Seller's "account 706-800", "account 745-0050", or an equivalent account of the Seller, characterized as doubtful by the Seller, or which have been reserved against by the Seller, all in accordance with the Credit Collection and Policy; and

       (xxiii)   as to which the Administrator has
notified the Seller (and has not rescinded such notification) that such Receivable shall not (or that all Receivables of which the applicable
Obligor is the Obligor shall not) be considered
Eligible Receivables due to the applicable
Obligor's financial condition or prospects or the internal credit limitations of the Purchasers with respect to such Obligor.

      "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "Eurodollar Rate" means, for any Fixed
Period, an interest rate per annum (rounded upward
to the nearest 1/16th of l%) determined pursuant to
the following formula:
Eurodollar Rate =                       LIBOR
                   1.00  - Eurodollar Reserve Percentage

Where,

            "Eurodollar Reserve Percentage" means,
for any Fixed Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) determined under regulations issued from time to time by the Federal
Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Fixed Period; and

            "LIBOR" means the rate of interest per
annum determined by the Liquidity Agent to be the arithmetic mean (rounded upward to the nearest
1/16th of 1%) of the rates of interest per annum notified to the Liquidity Agent by the Reference
Bank as the rates of interest at which dollar deposits in the approximate amount of the Capital associated with such Fixed Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Fixed Period.

      "Facility Termination Date" means the
earliest to occur of (a) March 29, 1997, (b) the Purchase Termination Date, as defined in the Liquidity Asset Purchase Agreement, which on the date of the Agreement is March 28, 1995, or such later date designated as the Purchase Termination
Date from time to time pursuant to the Liquidity
Asset Purchase Agreement (it being understood that the Administrator shall notify the Seller of the designation of such later date, provided that failure to provide such notice shall not limit or otherwise affect the obligations of the Seller or the rights of the Administrator, the Issuer, or any other party to the Liquidity Asset Purchase
Agreement), (c) the date determined pursuant to
Section 2.2, and (d) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b).

      "Federal Funds Rate" means, for any period, the per annum rate set forth in the weekly statistical release designated as H.15(5l9), or any successor publication, published by the Federal
Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption
"Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S.
Government Securities, or any successor
publication, published by the Federal
Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective
Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m.
Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight
Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

      "Federal Reserve Board" means the Board of
Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

      "Fixed Period" means with respect to each Portion of Capital:

      (a)   initially the period commencing on the
date of a purchase pursuant to Section 1.2 and ending such number of days as the Seller shall select, subject to the approval of the Administrator pursuant to Section 1.2 in the case of a purchase to be funded at the CP Rate; and

      (b)   thereafter each period commencing on
the last day of the immediately preceding Fixed
Period for any Portion of Capital of the Purchased
Interest and ending such number of days as the Seller shall select, subject to the approval of the Administrator, on notice by the Seller received by the Administrator (including notice by telephone, confirmed in writing) not later than 11:00 a.m.
(New York City time) on such last day, except that if the Administrator shall not have received such notice or approved such period on or before 11:00 a.m. (New York City time) on such last day, such period shall be one day; provided that

           (i)   any Fixed Period in respect of
which Discount is computed by reference to the Alternate Rate shall be a period from one to and including 13 days, or a period of one, two or three months, as the Seller may select as provided above;

          (ii)   any Fixed Period (other than of
one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Discount in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day;

         (iii)   in the case of any Fixed Period of
one day, (A) if such Fixed Period is the initial
Fixed Period for a purchase pursuant to Section
1.2, such Fixed Period shall be the day of purchase of the Purchased Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period;
and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business
Day, such Fixed Period shall be extended to the next succeeding Business Day; and

          (iv)   in the case of any Fixed Period
for any Portion of Capital of the Purchased
Interest which commences before the Termination
Date and would otherwise end on a date occurring after the Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Administrator; and

      (c) notwithstanding anything to the contrary herein, no Fixed Period in respect of which Discount is computed at the CP Rate shall be a period of more than 90 days.

      "Freight Receivables" means any Pool
Receivables which have been booked by the Seller and which represent estimates of amounts due from Designated Obligors for interline freight transportation services rendered by the Seller.

      "Government Obligor" means an Obligor that is a State or an agency, department, instrumentality or municipality thereof.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation the ICC or any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "ICC" means the Interstate Commerce
Commission, or any Person succeeding to any of its principal functions.

      "including" (and with correlative meaning
"include" and "includes") means including without limiting the generality of any description preceding such term.

      "Indemnified Amounts" has the meaning set forth in Section 3.1.

      "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other
Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case
(a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

      "Interline Payables" means, as to each
interline carriage of freight for a shipper or consignee or agent therefor by the Seller and another railroad carrier or other service performed for a shipper or consignee or agent therefor by the Seller and/or another railroad carrier in relation to such interline carriage of freight (which includes, without limitation, refrigeration, loading, unloading, diversion, transit, switching, demurrage and weighing charges), any payment received and held by the Seller in respect of that part or division of any gross amount payable by such shipper or consignee or agent therefor to the Seller to which such other railroad carrier is or will be entitled, pursuant to applicable tariffs
(including without limitation tariffs for joint rates and routes and the applicable railroad carriers' respective divisions), contracts
(including without limitation transportation service agreements between railroad carriers and shippers and divisions agreements between railroad carriers), rules and regulations of the ICC, rules of the AAR and the Credit and Collection Policy, as consideration for that part of the interline carriage of freight or other service performed by such other railroad carrier, which part or division the Seller is required to collect and turn over to such other railroad carrier in accordance with the rules and regulations of the ICC, rules of the AAR and the Credit and Collection Policy.

      "Investment Grade" means, with respect to any Person's long-term public senior debt securities, a rating of at least BBB- by Standard & Poor's
Corporation or Baa3 by Moody's Investors Service,
Inc.; provided, that if such Person's long-term public senior debt securities are rated by more than one of the foregoing rating agencies, then each such rating agency which rates such securities shall have given them a rating at least equal to the categories specified above; and provided further, that if such Person does not have rated long-term public senior debt securities outstanding, the Administrator has determined, in its sole discretion, that if such Person did have such securities, that they would receive at least such a rating.

      "Issuer" has the meaning set forth in the preamble to the Agreement and shall include any successor or assign permitted by the Agreement.

      "Liquidity Agent" means BofA in its capacity as Liquidity Agent pursuant to the Liquidity Asset
Purchase Agreement.

      "Liquidity Asset Purchase Agreement" means that certain Liquidity Asset Purchase Agreement dated as of March 29, 1994 among Bank of America
National Trust and Savings Association and the other Purchasers from time to time party thereto, the Liquidity Agent, the Issuer and Bank of America
National Trust and Savings Association, as
Administrator, as amended from time to time.

      "Lock-Box Account" means an account which is maintained at a bank or other financial institution for the purpose of receiving Collections.

      "Lock-Box Agreement" means an agreement, in substantially the form of Annex A, between the Seller and each Lock-Box Bank.

      "Lock-Box Bank" means any of the banks or other financial institutions holding one or more
Lock-Box Accounts.

      "Loss Percentage" means, on any date, the greatest of (i) the Default-to-Revenue Percentage on the Month End Date immediately preceding such date, (ii) three times the average
Loss-to-Liquidation Ratio for the 12 month period ending on the Month End Date immediately preceding such date, (iii) three times the highest
Normal Concentration Percentage and (iv) 12%.

      "Loss Reserve" means, for the Purchased
Interest, on any date, an amount equal to

      LP x (C + DR)
where:

      LP     =    the Loss Percentage for the
Purchased Interest on such date.

      C      =    the Capital of the Purchased
Interest at the close of business of the Servicer on such date.

      DR    =     the Discount Reserve for the
Purchased Interest on such date.

      "Loss-to-Liquidation Ratio" means the ratio
(expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool
Receivables written off by the Seller, or which should have been written off by the Seller in accordance with the Credit and Collection Policy, during the calendar month period ending on such last day by (ii) the aggregate amount of Collections of Pool Receivables actually received during such period.

      "Month End Date" means the last day of a calendar month.

      "Net Receivables Pool Balance" means at any time the Outstanding Balance of Eligible
Receivables then in the Receivables Pool reduced by the sum of (i) the Outstanding Balance of such Eligible Receivables that have become Defaulted
Receivables, (ii) the amount of Interline Payables at such time (which, in the case of Freight
Receivables, are determined on a net basis with respect to each individual Obligor thereof instead of with respect to the aggregate Outstanding
Balance of Eligible Receivables), (iii) the aggregate amount by which the Outstanding Balance of Eligible Receivables (other than Defaulted
Receivables) of each Obligor then in the Receivables Pool exceeds the product of (A) the Normal Concentration Percentage for such Obligor
(or Special Concentration Percentage if such
Obligor is a Special Obligor) multiplied by (B) the Outstanding Balance of the Eligible Receivables then in the Receivables Pool, (iv) the excess, if any, of (A) the Outstanding Balance of Freight
Receivables over (B) $5,000,000, and (v) the aggregate amount by which the Outstanding
Balance of Eligible Receivables (other than
Defaulted Receivables) of the following classes of Obligors then in the Receivables Pool exceeds the product of (A) the applicable concentration percentage for such class of Obligors set forth below multiplied by (B) the Outstanding
Balance of the Eligible Receivables then in the Receivables Pool:

  Class of Obligor Concentration Percentage

   All Canadian Obligors                       3%
   All Canadian and Government Obligors        6%.


      "Normal Concentration Percentage" means (a)
3% for any Obligor rated Investment Grade and (b)
1.5% for any Obligor not rated Investment Grade.
      "Notes" has the meaning set forth in the Liquidity Asset Purchase Agreement.

      "Obligor" means, with respect to any
Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

      "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

      "PBGC" means the Pension Benefit Guaranty
Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Seller or any corporation, trade or business that is, along with the Seller, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended or section 4001 of ERISA may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "Pool Receivable" means a Receivable in the Receivables Pool.

      "Portion of Capital" has the meaning set forth in Section 1.7. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more portions, "Portion of Capital" means 100% of the Capital of the Purchased
Interest.

      "Purchase Limit" means the lesser of (i)
$50,000,000, as such amount may be reduced pursuant to Section 1.1(b), and (ii) the aggregate of the Maximum Liquidity Purchase of the Purchasers under the Liquidity Asset Purchase Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus (i) the then outstanding Capital of the Purchased Interest under the Agreement and (ii) the aggregate of the Discount payable during the existing Fixed Periods
(for the entirety of such Fixed Periods) in respect of the related Portions of Capital.

      "Purchased Interest" means, at any time, the undivided percentage ownership interest in (i) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Facility Termination Date, (ii) all Related Security with respect to such Pool
Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as

        C + DR + LR + SFR
                NRB

      where:

   C     =     the Capital of the Purchased
               Interest at the time of computation.

   DR    =     the Discount Reserve of the
               Purchased Interest at the time of
               computation.

   LR    =     the Loss Reserve of the Purchased
               Interest at the time of computation.

   SFR   =     the Servicing Fee Reserve of the
               Purchased Interest at the time of
               computation.

   NRB   =     the Net Receivables Pool Balance
               at the time of computation.

The Purchased Interest shall be determined from time to time pursuant to the provisions of Section
1.3.

      "Purchaser" has the meaning set forth in
Section 5.3(b).

      "Rate Variance Factor" means 1.1 (which
factor reflects the potential variance in selected interest rates over a period of time designated by the Administrator, as computed by the Servicer each month and set forth in the Seller Report in accordance with the provisions thereof); provided that the factors used in computing the "Rate
Variance Factor" may be changed from time to time upon at least five days' prior notice to the Servicer.

      "Rating Agency" means, collectively, Duff &
Phelps Credit Rating Co., Fitch Investors Service,
Inc., Moody's Investors Service, Inc. and Standard
& Poor's Ratings Group, a division of McGraw-Hill,
Inc., and their respective successors in interest.

      "Receivable" means, as to each carriage of freight by the Seller or other service performed for a shipper or consignee or agent thereof by the Seller in relation to such carriage of freight
(which includes, without limitation, refrigeration, loading, unloading, diversion, transit, switching, demurrage and weighing charges), the right of the Seller to receive that part or division of any gross amount payable by a shipper or consignee or agent thereof, whether constituting an account, chattel paper, instrument or general intangible, and whether payable to the Seller or to another railroad carrier as trustee or otherwise for the benefit of the Seller, to which the Seller is or will be entitled pursuant to applicable tariffs
(including without limitation tariffs for joint rates and routes and the applicable railroad carriers' respective divisions), contracts
(including without limitation transportation service agreements for shippers and divisions agreements between railroad carriers), rules and regulations of the ICC, rules of the AAR or the Credit and Collection Policy, all as in effect from time to time (without taking into account any offset for Interline Payables) in respect of such carriage or other service, a Receivable being deemed to arise hereunder concurrently with the initiation by the Seller of its carriage or other service and without regard to the issuance or absence thereof of any statement, invoice or waybill by the Seller or any other railroad carrier in respect thereof, together with the right to payment of any interest or finance charges and other obligations with respect thereto. Amounts payable and other obligations arising from any one carriage of freight or other services performed, including, without limitation, amounts payable and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the amounts payable and other obligations arising from any other carriage of freight or other services performed.

      "Receivables Pool" means at any time all of the then outstanding Receivables.

      "Reference Bank" means BofA.

      "Related Security" means with respect to any
Receivable:

           (i)   all of the Seller's interest, if
any, in any goods or other property the carriage or hire or other services in respect of which gave rise to such Receivable;

          (ii)   all other security interests or
liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements signed by an Obligor relating thereto; and

         (iii)   all guaranties, indemnities,
insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

      "Relevant Rating Agencies" means,
collectively, each of the Rating Agencies then rating the Notes at the request of the Issuer.

      "Seller" shall have the meaning set forth in the preamble to the Agreement and shall include any successors permitted by Section 5.3(d).

      "Seller Report" means a report, in
substantially the form of Annex B, furnished by the Servicer to the Administrator pursuant to the Agreement and the Exhibits and Annexes thereto.

      "Servicer" has the meaning set forth in the preamble to the Agreement and, upon designation of any successor Servicer in accordance with Section
4.1, shall mean such successor Servicer.

      "Servicing Fee" shall mean the fee referred to in Section 4.6.

      "Servicing Fee Reserve" for the Purchased
Interest at any time means the sum of (i) the unpaid Servicing Fee relating to the Purchased
Interest accrued to such time, plus (ii) an amount equal to (a) the Capital of the Purchased Interest at the time of computation multiplied by (b) the product of (x) the percentage per annum at which the Servicing Fee is accruing on such date and
(y) a fraction having the product of the Average
Maturity and the Collection Delay Factor (each as in effect at such date) as its numerator and 360 as its denominator.

      "Settlement Period" for the Purchased
Interest means each period commencing on the first day and ending on the last day of each Fixed Period for the Purchased Interest and, on and after the Termination Date for the Purchased Interest, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the immediately preceding Settlement Period.

      "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy
Code and, in the alternative, for purposes of the Illinois Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

      "Special Concentration Percentage" means a concentration percentage, so designated in writing as such by the Administrator to the Seller, from time to time, with respect to an Obligor, it being understood that the Administrator may change any such designation from time to time (with the prior approval of the Relevant Rating Agencies) by written notice to the Seller.
      "Special Obligor" means an Obligor, so
designated in writing as such by the Administrator to the Seller (with the prior approval of the Relevant Rating Agencies), from time to time, and with respect to which the Administrator has designated a Special Concentration Percentage, it being understood that the Administrator may change any such designation from time to time (with the prior approval of the Relevant Rating Agencies) by written notice to the Seller.

      "Switching Receivables" means any Pool
Receivables representing amounts due from railroad carrier Obligors for interline switching services rendered by the Seller.

      "Termination Date" for the Purchased Interest means the earlier of (i) the Business Day which the Seller so designates by notice to the Administrator at least one Business Day in advance and (ii) the Facility Termination Date.

      "Termination Day" means, for the Purchased
Interest, (i) each day during a Settlement Period for the Purchased Interest on which the conditions set forth in Section 2 of Exhibit II are not satisfied, and (ii) each day which occurs on or after the Termination Date.

      "Termination Discount" means, for the
Purchased Interest on any date, an amount equal to the Rate Variance Factor on such date multiplied by the product of (i) the Capital of the Purchased
Interest on such date and (ii) the product of (a) the Eurodollar Rate plus 0.50% per annum for the Purchased Interest for a 30-day Fixed Period deemed to commence on such date and (b) a fraction having as its numerator the product of the Average
Maturity and the Collection Delay Factor (each as in effect at such date) and 360 as its denominator.

      "Termination Event" has the meaning specified in Exhibit V.

      "Termination Fee" means, for any Fixed Period during which a Termination Day occurs, the amount, if any, by which (i) the additional Discount
(calculated without taking into account any Termination Fee or any shortened duration of such Fixed Period pursuant to clause (b)(iv) of the definition thereof) which would have accrued during such Fixed Period on the reductions of Capital of the Purchased Interest relating to such Fixed
Period had such reductions remained as Capital, exceeds (ii) the income, if any, received by the Issuer from the Issuer investing the proceeds of such reductions of Capital, as determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error.

      "Three Month Average Default-to-Revenue Ratio for Bills for Collection Receivables" means the arithmetic average of the Default-to-Revenue Ratios for Bills for Collection Receivables for the three most recent calendar months.

      "Three Month Average Default-to-Revenue Ratio for Car Hire Receivables" means the arithmetic average of the Default-to-Revenue Ratios for Car
Hire Receivables for the three most recent calendar months.

      "Three Month Average Default-to-Revenue Ratio for Customer Receivables" means the arithmetic average of the Default-to-Revenue Ratios for Customer Receivables for the three most recent calendar months.

      "Three Month Average Default-to-Revenue Ratio for Freight Receivables" means the arithmetic average of the Default-to-Revenue Ratios for Freight Receivables for the three most recent calendar months.

      "Three Month Average Default-to-Revenue Ratio for Switching Receivables" means the arithmetic average of the Default-to-Revenue Ratios for Switching Receivables for the three most recent calendar months.

      "Transaction Documents" means the Agreement, the Lock-Box Agreements, the Liquidity Asset
Purchase Agreement and all other certificates, instruments, UCC financing statements, agreements
(excluding other agreements pursuant to which the Issuer's commercial paper program was established or is credit-enhanced) and documents to be executed and/or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

      Other Terms.  All accounting terms not
specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9.

      Applicable Law, Rule or Regulation. All references in the Agreement, or any Exhibit or Annex thereto, to "applicable law, rule or regulation", or other words of similar import, shall include, without limitation, the laws, rules, regulations and tariffs of the ICC and the AAR.


EXHIBIT II

CONDITIONS OF PURCHASES


      1.    Conditions Precedent to Initial
Purchase. The initial purchase under the Agreement is subject to the conditions precedent that the Administrator shall have received on or before the date of such purchase the following, each in form and substance (including the date thereof) satisfactory to the Administrator:

      (a)   Certified copies of (i) the resolutions
of the Board of Directors of the Seller authorizing the execution, delivery and performance by the Seller of the Agreement and the other Transaction
Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws of the Seller.

      (b)   A certificate of the Secretary or
Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign the Agreement and the other Transaction Documents.

      (c)   Acknowledgment copies, or time stamped
receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Issuer contemplated by the Agreement.

      (d)   Acknowledgment copies, or time stamped
receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller.

      (e)   Completed UCC requests for information,
dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (c) above and all other effective financing statements filed in the jurisdictions referred to in subsection (c) above and in such other jurisdictions as the Administrator may request, that name the Seller as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security), and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty
Corporation in such jurisdictions as the Administrator may request, showing no such liens on any of the Receivables, Contracts or related
Security.

      (f)   A favorable opinion of Davis Polk &
Wardwell, counsel for the Seller, in form and substance satisfactory to the Administrator.

      (g)   Satisfactory results of a review and
audit of the Seller's collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of the Seller's operating location(s), and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

      (h)   Credit Bank and Purchaser credit
approvals.

      (i)   Payment of the Issuer's, the Credit
Bank's and the Purchaser's arrangement fees, if any.

      (j)   Evidence of payment by the Seller of
all accrued and unpaid fees (including those contemplated by the letter agreement referred to in
Section 1.5), costs and expenses to the extent then due and payable on the date thereof, together with Attorney Costs of the Administrator to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Administrator's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Seller and the Administrator); including any such costs, fees and expenses arising under or referenced in
Section 5.4.

      (k)   A letter agreement between the Seller
and the Administrator contemplated by Section 1.5.

      (l)   Such other approvals, opinions or
documents as the Administrator, Credit Bank or Purchasers may reasonably request, including good standing certificates with respect to the Seller issued by the Secretaries of the States of Illinois and Delaware.

      2.    Conditions Precedent to All Purchases
and Reinvestments. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

      (a)   in the case of each purchase, the
Servicer shall have delivered to the Administrator on or prior to such purchase, in form and substance satisfactory to the Administrator, a completed
Seller Report with respect to the immediately preceding calendar month, together with a listing by Obligor of all Receivables, Interline Payables and such additional information as may reasonably be requested by the Administrator;

      (b)   on the date of such purchase or
reinvestment the following statements shall be true
(and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

           (i)   the representations and warranties
contained in Exhibit III are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date; provided, however, that

                 (A)    the representation and
warranty set forth in clause (v) of Exhibit III shall be made only on the date of the initial purchase hereunder;

                 (B)    for purposes of this
Section 2(b)(i) only the representation and warranty set forth in clause (p) of Exhibit
III shall be deemed not to refer to: (I) an Unmatured Termination Event (defined below) under clauses (d) or (i) of Exhibit V; (II) a Termination
Event specified in clauses (a), (b), (c), (f), (h),
(j) or (k) of Exhibit V unless such Termination
Event shall exist for 5 consecutive Business Days;
or (III) a Termination Event specified in clause
(e) of Exhibit V unless such Termination Event shall exist for 5 consecutive Business Days after the Seller becomes aware thereof; and

                 (C)    for purposes of this
Section 2(b)(i) only, the failure of any representation and warranty set forth in clause
(e), (f) or (w) of Exhibit III to be true and correct shall not prevent reinvestments unless such representation and warranty shall fail to be true and correct for 5 consecutive Business Days;

          (ii)   no event has occurred and is
continuing, or would result from such purchase or reinvestment, that (x) constitutes a Termination
Event or (y) would constitute a Termination Event but for the requirement that notice be given or time elapse or both (an event contemplated by this clause (y) being referred to as an "Unmatured
Termination Event"); provided, however, that

                 (A)  for purposes of this Section
2(b)(ii) only, the existence of an Unmatured
Termination Event under clauses (d) or (i) of
Exhibit V shall not prevent reinvestments;

                 (B)  for purposes of this Section
2(b)(ii) only, the existence of a Termination Event specified in clauses (a), (b), (c), (f), (h), (j) or (k) of Exhibit V shall not prevent reinvestments unless such Termination Event shall exist for 5 consecutive Business Days; and

                 (C)  for purposes of this Section
2(b)(ii) only, the existence of a Termination Event specified in clause (e) of Exhibit V shall not prevent reinvestments unless such Termination Event shall exist for 5 consecutive Business Days after the Seller becomes aware thereof;

         (iii)   the Termination Date has not
occurred; and

          (iv)   all of the Seller's long-term
public senior debt securities are rated at least as high as Investment Grade;
      (c)   on the date of such purchase or
reinvestment, and after giving effect thereto, the aggregate outstanding Capital of the Purchased
Interest shall not exceed the Purchase Limit; and

      (d)   the Administrator shall have received
such other approvals, opinions or documents as it may reasonably request.

EXHIBIT III

REPRESENTATIONS AND WARRANTIES


 The Seller represents and warrants as follows:

   (a)   The Seller is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

   (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction
Documents to which it is a party, including the Seller's use of the proceeds of purchases and reinvestments and the performance by the Seller of its obligations under Section 5.4, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) the Seller's certificate of incorporation or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. The Agreement and the other
Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

   (c)   No authorization or approval or
other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, including performance by the Seller of its obligations under Section 5.4.

   (d)   Each of the Agreement and the
other Transaction Documents to which it is a party, including each provision of Section 5.4, constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

   (e)   The balance sheets of the Seller
and its subsidiaries as at September 30, 1993, and the related statements of income and retained earnings of the Seller and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present the financial condition of the Seller and its subsidiaries as at such date and the results of the operations of the Seller and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since
September 30, 1993 there has been no material adverse change in the business, operations, property or financial or other condition or operations of the Seller or any of its subsidiaries, the ability of the Seller to perform its obligations under the Agreement or the other
Transaction Documents or the collectibility of the Receivables, or which affects the legality, validity or enforceability of the Agreements or the other Transaction Documents.

   (f)   There is no pending or threatened
action or proceeding affecting the Seller or any of its subsidiaries before any Governmental Authority or arbitrator which could materially adversely affect the business, operations, property, financial or other condition or operations of the Seller or any of its subsidiaries, the ability of the Seller to perform its obligations under the Agreement or the other Transaction Documents or the collectibility of the Receivables, or which affects or purports to affect the legality, validity or enforceability of the Agreement or the other
Transaction Documents.

   (g)   No proceeds of any purchase or
reinvestment will be used to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

   (h)   The Seller is the legal and
beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse
Claim; upon each purchase or reinvestment, the Issuer shall acquire a valid and enforceable undivided percentage ownership interest, to the extent of the Purchased Interest, in each Pool
Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse
Claim; the Agreement creates a security interest in favor of the Issuer in the items described in
Section 1.2(d), and the Issuer has a first priority perfected security interest in such items, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Contract or any Pool
Receivable or the Related Security or Collections with respect thereto or any Lock-Box Account is on file in any recording office, except those filed in favor of the Administrator relating to the Agreement.

   (i)   Each Seller Report (if prepared
by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

   (j)   The principal place of business
and chief executive office (as such terms are used in the UCC) of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address referred to in paragraph
(b) of Exhibit IV (or at such other addresses designated in accordance with such paragraph (b)), and during the six years prior to the initial purchase under the Agreement such principal place of business, chief executive office and office were located in Illinois.

   (k)   The names and addresses of all
the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as may be added in accordance with Exhibit IV) and on and after April 29, 1994 all Lock-Box Accounts are subject to Lock-Box Agreements.

   (l)   The Seller is not in violation of
any order of any arbitrator or Governmental
Authority.

   (m)   Neither the Seller nor any
Affiliate of the Seller has any direct or indirect ownership or other financial interest in the Issuer.

   (n)   No proceeds of any purchase or
reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations G or U of the Federal Reserve Board.

   (o)   Each Pool Receivable included as
an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible
Receivable.

   (p)   No event has occurred and is
continuing, or would result from a purchase in respect of, or reinvestment in respect of the Purchased Interest or from the application of the proceeds therefrom, which constitutes a Termination
Event.

   (q)   The Seller will account for each
sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with generally accepted accounting principles.

   (r)   The Seller has complied in all
material respects with the Credit and Collection
Policy with regard to each Receivable.

   (s)   The Seller is Solvent; and at the
time of (and immediately after) each purchase of, and reinvestment in, a Purchased Interest, the Seller shall have been Solvent.

   (t)   The Seller, as Servicer or
otherwise, has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.
   (u)   The Seller's complete corporate
name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name, except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to paragraph (l)(vii) of
Exhibit IV.

   (v)   There are no strikes, lockouts or
other labor disputes against the Seller or any of its subsidiaries, or, to the best of the Seller's knowledge, threatened against or affecting the Seller or any of its subsidiaries, and no significant unfair labor practice complaint is pending against the Seller or any of its subsidiaries or, to the best knowledge of the Seller, threatened against any of them by or before any Governmental Authority.

   (w) During the preceding twelve months, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Seller of any material liability, fine or penalty. The Seller has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of title I of ERISA.


EXHIBIT IV

COVENANTS


   Covenants of the Seller.  Until the
latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts then owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

   (a)   Compliance with Laws, Etc.  The
Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Seller to perform its obligations under any related Contract or under the Agreement.

   (b)   Offices, Records and Books of
Account. The Seller shall keep its principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, upon 30 days' prior written notice to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including without limitation the items described in Section
1.2(d)) have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing
Receivable).

    (c)   Performance and Compliance with
Contracts and Credit and Collection Policy.  The
Seller shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection
Policy with regard to each Receivable and the related Contract.

   (d)   Ownership Interest, Etc.  The
Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided ownership interest, to the extent of the Purchased Interest, in the Pool Receivables and the Related Security and
Collections with respect thereto, and a first priority perfected security interest in the items described in Section 1.2(d), in each case free and clear of any Adverse Claim, in favor of the Issuer, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Issuer under the Agreement as the Issuer, through the Administrator, may request.

   (e)   Sales, Liens, Etc.  The Seller
shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under, (i) any item described in Section 1.2(d) (including without limitation the Seller's undivided interest in any Receivable, Related Security, or Collections) or (ii) any post office box to which any payments in respect of any Receivable are sent, including without limitation any assignment of any right to receive income in respect of items contemplated by clause (i) or clause (ii) of this paragraph (e).

   (f)   Extension or Amendment of
Receivables. Except as provided in the Agreement, the Seller shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related
Contract.

   (g)   Change in Business or Credit and
Collection Policy. The Seller shall not make any material change in the character of its business or in the Credit and Collection Policy, or any change in the Credit and Collection Policy (i) that relates to the accounting for Interline Payables
(unless required to be made pursuant to any applicable law, rule or regulation), (ii) that would alter the accounting procedures governing the accounts designated as
"account 706-800" and "account 745-0050" on the
Seller's books, or (iii) that would adversely affect the collectibility of the Receivables Pool or the enforceability of any related Contract or the ability of the Seller to perform its obligations under any related Contract or under the Agreement. The Seller shall not withdraw from or cease to be a member of the AAR. The Seller shall not make any other change in the Credit and Collection Policy without the prior written consent of the Administrator.

   (h)   Audits.  The Seller shall, from
time to time during regular business hours as requested by the Administrator, permit the Administrator, or its agents or representatives,
(i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Receivables and the Related Security, including, without limitation, the related
Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller having knowledge of such matters.

   (i)   Change in Lock-Box Banks,
Lock-Box Accounts and Payment Instructions to
Obligors. The Seller shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents
(including without limitation Lock-Box Agreements) that it may request in connection therewith.

   (j)   Deposits to Lock-Box Accounts.
The Seller shall (i) instruct all Obligors to make payments of all Receivables (other than Freight
Receivables) to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box
Account on a daily basis), (ii) instruct all Obligors of Freight Receivables to make payments to the Seller or to a Lock-Box Account and (iii) deposit, or cause to be deposited, any Collections of Pool Receivables (other than Freight
Receivables) received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. On and after April 29, 1994 all Lock-Box
Accounts shall at all times be subject to Lock-Box
Agreements. Following (i) 60 days' prior written notice from the Administrator to the Seller or (ii) the occurrence of a Termination Event, the Seller
(x) will not deposit or otherwise credit, or cause or permit to be deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables and (y) will deposit or cause to be deposited not later than two
Business Days after receipt thereof all Collections of Freight Receivables into one or more Lock-Box
Accounts.

   (k) Marking of Records. At its expense, the Seller shall mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement.

   (l)   ERISA Matters.  The Seller shall
notify the Administrator as soon as is practicable and in any event not later than two Business Days after (i) the institution of any steps by the Seller or any other Person to terminate any Pension
Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under section
302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that the Seller furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Seller of any material liability, fine or penalty, or any material increase in the contingent liability of the Seller with respect to any post-retirement Welfare Plan benefit.

   (m)   Reporting Requirements.  The
Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

    (i)    as soon as available and in any event
within 45 days after the end of the first three quarters of each fiscal year of the Seller, balance sheets of the Seller and its subsidiaries as of the end of such quarter and statements of income and retained earnings of the Seller and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

    (ii)   as soon as available and in any event
within 90 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller and its subsidiaries, containing financial statements for such year audited by Arthur
Andersen & Co. or other independent public accountants acceptable to the Administrator;

    (iii) as soon as available and in any event within 10 Business Days after the end of each calendar month, a Seller Report as of the last day of the immediately preceding month;

    (iv) as soon as possible and in any event within five days after the occurrence of each Termination
Event or event which, with the giving of notice or lapse of time, or both, would constitute a Termination
Event, a statement of the chief financial officer of the Seller setting forth details of such Termination
Event or event and the action that the Seller has taken and proposes to take with respect thereto;

    (v)    promptly after the sending or filing
thereof, copies of all reports that the Seller sends to any of its public security holders, and copies of all reports and registration statements that the Seller or any subsidiary files with the Securities and Exchange
Commission or any national securities exchange;

    (vi)    at least sixty days prior to any
change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

    (vii)  such other information respecting the
Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator may from time to time reasonably request, including without limitation a listing by Obligor of all Receivables together with an aging of such Receivables and information concerning actual and historical collections experience with respect thereto;

    (viii)  promptly after the Seller obtains
knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Seller and any Governmental
Authority which, in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of the Seller; or (b) litigation or proceeding adversely affecting the Seller or any of its subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought or (c) litigation or proceeding relating to any Transaction Document; and

    (ix)   promptly after the occurrence thereof,
notice of a material adverse change in the business, operations, property or financial or other condition of the Seller or any of its subsidiaries.

EXHIBIT V

TERMINATION EVENTS


      Each of the following shall be a "Termination
Event":

      (a)   (i) The Servicer (if the Seller or any
of its Affiliates) shall fail to perform or observe any term, covenant or agreement under the Agreement or (ii) any Person which is the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement; or

      (b)   The Seller shall fail (i) to transfer
to any successor Servicer when requested any rights, pursuant to the Agreement, which the Seller then has as Servicer, or (ii) to make any payment required under the Agreement; or

      (c)   Any representation or warranty made or
deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with the Agreement or any information or report delivered by the Seller or the Servicer pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, provided that no Termination Event shall result from a breach of the representations and warranties set forth in paragraphs (h) or (o) of Exhibit III if on each day on which such representations and warranties are not true the deemed Collections relating thereto shall have been handled in accordance with Section
1.4(b); or

      (d)   The Seller shall fail to perform or
observe any other term, covenant or agreement contained in the Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days (or, with respect to a failure to deliver the Seller Report pursuant to the Agreement, such failure shall remain unremedied for five days); or

      (e)   The Seller or any of its subsidiaries
shall fail to pay any principal of or premium or interest on any of its Debt, which is outstanding in a principal amount of at least $10,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid
(other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

      (f)   The Agreement or any purchase or any
reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Purchased
Interest shall for any reason cease to be, a valid and enforceable undivided percentage ownership interest to the extent of the Purchased
Interest in each Pool Receivable and the Related
Security and Collections with respect thereto, free and clear of any Adverse Claim or (ii) cease to create with respect to the items described in
Section 1.2(d), or the interest of the Issuer with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim, provided, however, that it shall not be a Termination Event hereunder if the security interest referred to in clause (ii) in respect of any item is not perfected if such item is of a type as to which perfection may not be achieved through filing under the UCC, provided, further, however, that it shall be a Termination Event hereunder if any such item is subject to any Adverse Claim; or

      (g)   The Seller or any of its subsidiaries
shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall apply for or make any change contemplated by 49
U.S.C. 11361-11367 (as such sections may be amended from time to time); or any proceeding shall be instituted by or against the Seller or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it
(but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

      (h)   As of the last day of any calendar
month, either the Default Ratio shall exceed 10% or the Delinquency Ratio shall exceed 15%, or as of the last day of any three consecutive calendar months, the Loss-to-Liquidation Ratio shall exceed
1.0%; or

      (i)   The Coverage Ratio shall, for five
consecutive Business Days, be less than the greater of (x) 117.5% and (y) the sum of (I) 117.5% and
(II) the product of (A) one-half and (B) the Loss
Percentage minus 15%; or

      (j)   The Purchased Interest shall exceed
100%; or

      (k)   Any of the Seller's long-term public
senior debt securities shall cease to be rated
Investment Grade.

SCHEDULE I

CREDIT AND COLLECTION POLICY







SCHEDULE II
LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS


Lock-Box Bank
Lock-Box Account

Boatmen's National
10-0101-093628
Bank of St. Louis
One Boatmen's Plaza
St. Louis, MO  63101

Deposit Guaranty National Bank
500-2962968
P.O. Box 1200
Jackson, MS  39215

Continental Bank
74-18736
231 S. LaSalle Street
Chicago, IL  60697


ANNEX A

FORM OF LOCK-BOX AGREEMENT








Letterhead of Illinois Central Railroad Company




LOCK-BOX AGREEMENT


  , 199


Name and Address of Lock-Box Bank]

Gentlemen:

     Reference is made to our [lock-box][
  Delete in the case of direct wire transfer accounts.] account[s] no[s]. maintained with you
(the "Account[s]").  Pursuant to a Receivables
Purchase Agreement dated as of March 29, 1994 among us, as Seller, Golden Gate Funding Corporation
("GGFC"), and Bank of America National Trust and Savings Association, as administrator (the
"Administrator"), we have assigned and/or may hereafter assign to GGFC one or more undivided percentage interests in accounts, chattel paper, instruments or general intangibles (collectively,
"Receivables") with respect to which payments are or may hereafter be made to the Account[s], and have granted to GGFC a security interest in such Receivables, the Account[s], amounts on deposit therein and related property. Your execution of this letter agreement is a condition precedent to our continued maintenance of the Account[s] with you.

     We hereby transfer exclusive ownership and control of the Account[s] to the Administrator on behalf of GGFC, subject only to the condition subsequent that the Administrator shall have given you notice of its election to assume such ownership and control, which notice may be in the form attached hereto as Exhibit A or in any other form that gives you reasonable notice of such election.

     We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Administrator as described above, to make all payments to be made by you out of or in connection with the Account[s] directly to the Administrator, at its address set forth below its signature hereto or as the Administrator otherwise notifies you, for the account of the GGFC (account
#1233918372, ABA #121000358), or otherwise in
accordance with the instructions of the
Administrator.

     We also hereby notify you that, at all times from and after the date of your receipt of notice from the Administrator as described above, the Administrator shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account[s], including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account[s] and (b) the right to require preparation of duplicate monthly bank statements on the Account[s] for the Administrator's audit purposes and mailing of such statements directly to an address specified by the Administrator.

     Notice from the Administrator may be
personally served or sent by Telex, facsimile or U.S. mail, certified return receipt requested, to the address, Telex or facsimile number set forth under your signature to this letter agreement (or to such other address, Telex or facsimile number as to which you shall notify the Administrator in writing). If notice is given by Telex or facsimile, it will be deemed to have been received when the notice is sent and the answerback is received (in the case of Telex) or receipt is confirmed by telephone or other electronic means
(in the case of facsimile). All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

     By executing this letter agreement, you
acknowledge and consent to the existence of the Administrator's right to ownership and control of the Account[s] and GGFC's security interest in the Account[s] and amounts from time to time on deposit therein and agree that from the date hereof the Account[s] shall be maintained by you for the benefit of, and amounts from time to time therein held by you as agent for, the Administrator on the terms provided herein. The Account[s] [is/are] to be titled "Illinois Central Railroad Company and
Bank of America National Trust and Savings
Association as the Administrator for Golden Gate
Funding Corporation, as their interests may appear". Except as otherwise provided in this letter agreement, payments to the Account[s] are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account[s] shall continue to be payable by us as under the arrangements currently in effect.

     By executing this letter agreement, you
irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to [any of] the Account[s] or any funds from time to time therein. Except for your right to payment of your service charges and fees and to make deductions for returned items, you shall have no rights in the Account[s] or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrator.

     You may terminate this letter agreement by cancelling the Account[s] maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Administrator.
Incoming [mail addressed to] [wire transfers to] the Account[s] received after such cancellation shall be forwarded in accordance with the Administrator's instructions. This letter agreement may also be terminated upon written notice to you by the Administrator stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Administrator. This letter agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Please acknowledge your agreement to the terms set forth in this letter agreement by signing the two copies of this letter agreement enclosed herewith in the space provided below, sending one such signed copy to the Administrator at its address provided above and returning the other signed copy to us.

Very truly yours,

ILLINOIS CENTRAL RAILROAD COMPANY

By:
Name:
Title:
Acknowledged and agreed to as of
the date first written above:

GOLDEN GATE FUNDING CORPORATION
By:  Bank of America National Trust
     and Savings Association, as
     attorney in fact

By:
Name:
Title:


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Administrator

By:
Name:
Title:

Address for notice:

    Structured Finance #5419
    555 California Street
    San Francisco, California  94104
    Attention:  Mr. Omar Bolli
      Tel. No. (415) 622-2482
      Facsimile No. (415) 953-1515


[NAME OF LOCK-BOX BANK]


By:
Name:_____________________________
Title:

Address for notice:


    Attention:

    Telex No.:

    (Answerback:    )

    Tel. No.:

    Facsimile No.:

[Letterhead of Bank of America National
   Trust and Savings Association]

[Name and Address
  of Lock-Box Bank]

    Re:   Illinois Central Railroad Company
          [Lock-Box][Delete in the case of direct
          wire transfer accounts.] Account No[s].
          [and      ]

Gentlemen:

     Reference is made to the letter agreement dated , 199__ (the "Letter Agreement") among
Illinois Central Railroad Company, Golden Gate
Funding Corporation ("GGFC"), the undersigned, as Administrator and you concerning the above described [lock-box]* account[s] (the
"Account[s]"). We hereby give you notice of our assumption of ownership and control of the Account[s] as provided in the Letter Agreement.

     We hereby instruct you to make all payments to
be made by you out of or in connection with the
Account[s] [directly to the undersigned, at [our
address set forth above], for the account of GGFC
(account no.           )].

     [other instructions]

Very truly yours,

BANK OF AMERICA NATIONAL TRUST AND SAVINGS
 ASSOCIATION, as

Administrator



By:
Name:
Title:

ANNEX B

FORM OF SELLER REPORT





                 TABLE OF CONTENTS

                                            PAGE

     ARTICLE I
     AMOUNTS AND TERMS OF THE PURCHASES......  1

     SECTION 1.1.
     Purchase Facility.......................  1

     SECTION 1.2.
     Making Purchases........................  2

     SECTION 1.3.
     Purchased Interest Computation..........  3

     SECTION 1.4.
     Settlement Procedures...................  3

     SECTION 1.5.
     Fees....................................  7

     SECTION 1.6.
     Payments and Computations, Etc..........  7

     SECTION 1.7.
     Dividing or Combining Portions of the
      Capital of the Purchased Interest......  7

     SECTION 1.8.
     Increased Costs.........................  8

     SECTION 1.9.
     Requirements of Law.....................  8

     SECTION 1.10.
     Inability to Determine Eurodollar Rate.. 10


     ARTICLE II
     REPRESENTATIONS AND WARRANTIES; COVENANTS;
       TERMINATION EVENTS.................... 10

     SECTION 2.1.
     Representations and Warranties;
       Covenants............................. 10

     SECTION 2.2.
     Termination Events...................... 10

     ARTICLE III
     INDEMNIFICATION......................... 11

     SECTION 3.1.
     Indemnities by the Seller............... 11

     ARTICLE IV
     ADMINISTRATION AND COLLECTIONS.......... 14

     SECTION 4.1.
     Appointment of Servicer................. 14

     SECTION 4.2.
     Duties of Servicer...................... 15
     SECTION 4.3.
     Lock-Box Arrangements................... 16

     SECTION 4.4.
     Enforcement Rights...................... 17

     SECTION 4.5.
     Responsibilities of the Seller.......... 18

     SECTION 4.6.
     Servicing Fee........................... 18


     ARTICLE V
     MISCELLANEOUS........................... 19

     SECTION 5.1.
     Amendments, Etc......................... 19

     SECTION 5.2.
     Notices, Etc............................ 19

     SECTION 5.3.
     Assignability........................... 19

     SECTION 5.4.
     Costs, Expenses and Taxes............... 21

     SECTION 5.5.
     No Proceedings; Limitation on Payments.. 22

     SECTION 5.6.
     Confidentiality......................... 22

     SECTION 5.7.
     GOVERNING LAW AND JURISDICTION.......... 23

     SECTION 5.8.
     Execution in Counterparts............... 23

     SECTION 5.9.
     Survival of Termination................. 23

     SECTION 5.10.
     WAIVER OF JURY TRIAL.................... 24
     SECTION 5.11.
     Entire Agreement........................ 24

     SECTION 5.12.
     Headings................................ 24


     EXHIBIT I
     DEFINITIONS.............................   I-1
     EXHIBIT II
     CONDITIONS OF PURCHASES.................  II-1

     EXHIBIT III
     REPRESENTATIONS AND WARRANTIES.......... III-1

     EXHIBIT IV
     COVENANTS...............................  IV-1

     EXHIBIT V
     TERMINATION EVENTS......................   V-1


     SCHEDULE I
     CREDIT AND COLLECTION POLICY............   I-1

     SCHEDULE II
     LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS....  II-1


     ANNEX A
     FORM OF LOCK-BOX AGREEMENT..............   A-1

     ANNEX B
     FORM OF SELLER REPORT...................   B-1